UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2026

EXPAND ENERGY CORPORATION
(Exact name of registrant as specified in its Charter)
Oklahoma	001-13726		73-1395733
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)
10000 Energy Drive	Spring	Texas	77389
(Address of principal executive offices)			(Zip Code)
	(346)	535-0990
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EXE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Expand Energy Corporation (the "Company") held its 2026 Annual Meeting of Shareholders (the "Annual Meeting") on June 4, 2026. The final voting results for the three proposals voted on at the Annual Meeting are disclosed below.

1.    Election of Directors. Shareholders elected each of the 9 directors nominated by the Company’s Board of Directors and listed below to serve as a director of the Company until the next annual meeting of shareholders or until his or her successor is duly elected and qualified.

Director Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes

Timothy S. Duncan	182,032,950	1,852,237	110,699	20,458,167
Benjamin C. Duster, IV	183,532,478	354,559	108,849	20,458,167
Sarah A. Emerson	183,111,038	772,273	112,575	20,458,167
Matthew M. Gallagher	166,148,191	17,736,193	111,502	20,458,167
S.P. “Chip” Johnson, IV	182,021,392	1,862,391	112,103	20,458,167
Catherine A. Kehr	182,726,813	1,155,084	113,989	20,458,167
Shameek Konar	183,400,504	481,469	113,913	20,458,167
Brian Steck	181,913,924	1,971,062	110,900	20,458,167
Michael A. Wichterich	180,576,996	3,294,869	124,021	20,458,167

2.    Advisory Vote to Approve Named Executive Officer Compensation. Shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers for 2025.

Votes For	Votes Against	Abstentions	Broker Non-Votes

178,548,194	5,243,424	204,268	20,458,167

3.    Ratification of Appointment of PwC as Independent Auditor for 2026. Shareholders approved the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2026.

Votes For	Votes Against	Abstentions	Broker Non-Votes

192,751,958	11,582,447	119,648	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPAND ENERGY CORPORATION

By:	/s/ CHRIS LACY
Chris Lacy
Executive Vice President, General Counsel and Corporate Secretary
Date:  June 4, 2026